FOURTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

    THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made as of the 14th day of October, 2020, by and among LYDALL, INC., a Delaware corporation (“Borrower”), LYDALL THERMAL/ACOUSTICAL, INC., a Delaware corporation (“Lydall Thermal”), LYDALL PERFORMANCE MATERIALS, INC., a Connecticut corporation (“Lydall Performance”), LYDALL INTERNATIONAL, INC., a Delaware corporation (“Lydall International”), SOUTHERN FELT COMPANY, INC., a South Carolina corporation (“Southern Felt”), LYDALL NORTH AMERICA, LLC, a Connecticut limited liability company (“Lydall North America”), LYDALL PERFORMANCE MATERIALS (US), INC., a Delaware corporation (“Lydall Performance (US)”), LYDALL SEALING SOLUTIONS, INC., a Delaware corporation (“Lydall Sealing”), and SUSQUEHANNA CAPITAL ACQUISITION CO., a Delaware corporation (“Susquehanna Capital” and each of Lydall Thermal, Lydall Performance, Lydall International, Southern Felt, Lydall North America, Lydall Performance (US), and Lydall Sealing, is sometimes individually referred to herein as a “Guarantor”, and all such entities are herein collectively referred to as, the “Guarantors”) and Bank of America, N.A., a national banking association (“Bank of America”), as Swingline Lender and L/C Issuer, and on behalf of itself and as administrative agent (in such capacity, the “Agent”), for the ratable benefit of itself and the other lenders that are a party to the Credit Agreement (defined below) (collectively with Bank of America, the “Lenders”). Capitalized terms used herein but not defined shall have the meaning given to such terms in the Credit Agreement.

RECITALS

    WHEREAS, Borrower, Guarantors, Agent and Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of August 31, 2018, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of December 6, 2019, as further amended by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of February 14, 2020, as further amended by that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of May 11, 2020 (as amended and in effect from time to time, the “Credit Agreement”).

    WHEREAS, the parties hereto desire to amend the Credit Agreement pursuant to terms herein to, among other things, reflect certain capital transactions of the Borrower and its Subsidiaries.

AGREEMENT

    NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.    Amendments to Credit Agreement.

    (a)    The following definitions from Section 1.01 of the Credit Agreement are hereby amended and restated as follows:

    “Consolidated EBITDA” means, for any period, the sum (in each case, without duplication) of the following determined on a Consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP, (a) Consolidated Net Income for the most recently completed Measurement Period plus (b) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) costs and expenses incurred in connection with the Closing Date Acquisition and other Permitted Acquisitions, evidenced by supporting documentation acceptable to the Administrative Agent; (v) fees and expenses payable by Borrower in connection with this Agreement and the other Loan Documents; (vi) non-cash stock compensation expenses, (vii) increases to costs of goods sold because of the one-time write-up of inventory in connection with the Closing Date Acquisition, not to exceed $5,000,000 in the aggregate; (viii) increases to costs of goods sold because of the one-time write-up of inventory in connection with any Permitted Acquisition other than the Closing Date Acquisition, (ix) one-time, non-cash charges and losses resulting from the Expected Plan Termination, not to exceed $30,000,000 in the aggregate, (x) one-time, non-cash charges and losses resulting from any future employee benefit plan termination acquired by Lydall as part of the acquisition of the business known as Interface Performance Materials, not to exceed $15,000,000 in the aggregate; (xi) other non-cash charges and losses but excluding any such non-cash charges or losses to the extent (A) there were cash charges with respect to such charges and losses in past accounting periods or (B) there is a reasonable expectation that there will be cash charges with respect to such charges and losses in future accounting periods; (xii) costs and expenses incurred in connection with Permitted Transfers, evidenced by supporting documentation acceptable to the Administrative Agent; (xiii) so long as such costs are incurred before May 1, 2020, actual severance costs incurred due to reduction-in-force and other restructuring initiatives, not to exceed an aggregate amount of $2,000,000; (xiv) so long as such costs are incurred before May 1, 2020, one-time cash compensation and related recruiting expenses associated with the transition of the Company’s President and Chief Executive Officer, not to exceed $2,500,000; (xv) non-cash impairment charges; (xvi) one-time costs to close or sell the Performance Materials facility in Altenkirchen, Germany, not to exceed $13,500,000 in the aggregate, so long as such costs are incurred on or before March 31, 2021; (xvii) so long as such costs are incurred on or before September 30, 2020, one-time costs to close the Performance Materials facility in the Netherlands, not to exceed $2,400,000; (xviii) so long as such costs are incurred on or before September 30, 2020, non-cash expenses to close the Carded Line product in the Green Island, New York facility, not to exceed $5,500,000; and (xix) so long as such costs are incurred on or before December 31, 2020, one-time costs for consulting fees related to the automotive business, not to exceed $2,000,000; provided, that, for any twelve (12) month period, the aggregate amount of the adjustments to Consolidated EBITDA made pursuant to clauses (iv), (v), (viii), (xi) and (xii) above, plus the aggregate amount of Synergies and Cost Savings for such period, shall not exceed ten percent (10%) of Consolidated EBITDA for such period; less (c) to the extent reflected as a gain or otherwise included in the calculation of Consolidated Net Income for such period (i) non-cash gains (excluding any such non-cash gains to the extent (A) there were cash gains with respect to such gains in past accounting periods or (B) there is a reasonable expectation that there will be cash gains with respect to such gains in future accounting periods).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.
“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

(b) The following definitions are hereby deleted from Section 1.01:

“SOFR-Based Rate” means SOFR or Term SOFR.
(c)    The following definitions are hereby added to Section 1.01, in their appropriate alphabetical order:

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“LIBOR Replacement Date” has the meaning specified in Section 3.03(c).
“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(c).
“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:

a.the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or
b.the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).
(d)    Section 3.03(c) is hereby amended and restated in its entirety as follows:

“(c) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
i.adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
i.the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or
ii.the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or
iii.syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):
(x)    Term SOFR plus the Related Adjustment; and
(y)     SOFR plus the Related Adjustment;
and in the case of clause (iv) above, the Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth Business Day after the Administrative Agent shall have notified all Lenders and the Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause;
provided that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.
    Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

    Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than one percent (1%), the LIBOR Successor Rate will be deemed to be one percent (1%) for the purposes of this Agreement and the other Loan Documents.

    In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.””

(e)    A new Section 3.03(d) is hereby added as follows:

“(d)    Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(c)(i)-(iii), as applicable, if the Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.03(c)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.”
(f)    A new Section 3.03(e) is hereby added as follows:

    “(e)     If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (c) or (d) of this Section 3.03 and the circumstances under clauses (c)(i) or (c)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods), and (y) the

Eurodollar Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (c) or (d). Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.”

(g)    Exhibit C to the Credit Agreement is hereby deleted in its entirety and replaced by Exhibit C attached hereto.

2.    Reaffirmation of Guaranty.

    (a)     Each Guarantor hereby reaffirms its guarantee of all obligations of the Borrower to the Agent and the Lenders as such obligations arise pursuant to the Credit Agreement and the Loan Documents (the “Reaffirmation”).

    (b)     Each Guarantor represents and warrants to the Agent that (i) no default exists under the Credit Agreement or the Loan Documents or will exist with the giving of notice, the passage of time or both, (ii) all of the terms, conditions, obligations, agreements, warranties and representations contained in the Credit Agreement and the Loan Documents remain true and accurate and are hereby ratified and confirmed in all material respects (except that to the extent that any term, condition, obligation, agreement, warranty and representation is already qualified by materiality, in which case, such any term, condition, obligation, agreement, warranty and representation shall be true and correct as written as of such date), (iii) nothing in the Credit Agreement or any Loan Document shall operate to release it from any of its liability to pay any and all sums it owes to the Lender or to perform all of the terms, conditions, obligations and agreements contained in the Credit Agreement and the Loan Documents, (iv) the debt evidenced by the notes issued in connection with the Credit Agreement and the other Loan Documents is a valid debt of the Borrower owed to the Lenders and neither Borrower nor it has any defense, setoff, counterclaim or independent action against Agent or any Lender of any kind, whether relating to the Credit Agreement, any Loan Document or otherwise.

    (c)     Each Guarantor represents and warrants to Agent that (i) it has the power and authority to enter into this Agreement and to reaffirm its guarantee of all obligations of the Borrower to the Agent or the Lenders, as such obligations arise pursuant to the Credit Agreement and the Loan Documents, (ii) it has taken all necessary corporate action to authorize this Reaffirmation and the transactions contemplated hereby and (iii) this Reaffirmation, any related documents to which it is a party and the Loan Documents to which it is a party, are its valid and binding obligations, enforceable in accordance with their terms.

    (d)     Each Guarantor represents and warrants to Agent that the consummation of the transactions contemplated by this Reaffirmation (i) is not prevented by, nor does it conflict with or result in a breach of terms, conditions or provisions of its organizational documents, or any evidence of indebtedness, agreement or instrument of whatever nature to which it is a party or by which it is bound, (ii) does not constitute a default under any of the foregoing, and (iii) does not violate any federal, state, local or foreign law, regulation or order or any order of any court or agency which is binding upon it.

    (e)     Each Guarantor reaffirms that any grant and pledge of security interests by it in its assets pursuant to the Credit Agreement and the Loan Documents secures all Obligations and continues in full force and effect.

3.    Conditions to Effectiveness of Fourth Amendment. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a)    Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the date hereof and each in form and substance reasonably satisfactory to Agent:

    (i)    executed counterparts of this Agreement, sufficient in number for distribution to Lenders and the Borrower;

    (ii)    such documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing (where such concept is applicable) and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)    the Borrower shall have paid the reasonable attorney’s fees of Agent’s counsel.

(c)     Borrower shall have paid to Administrative Agent, for the account of each of the Lenders that consent to this Amendment (including Bank of America), an amendment fee in an amount equal to ten basis points (10 bps) times the aggregate Commitment of all consenting Lenders.

4.    Miscellaneous.

    (a) This Agreement may be executed in any number of counterparts (including those delivered by facsimile or other electronic means), each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement, fully binding and enforceable against the parties hereto.

    (b) Except as specifically amended by the terms of this Agreement, all terms and conditions set forth in the Credit Agreement and the other Loan Documents shall remain in full force and effect and none of the rights or obligations of any party thereto shall be modified in any manner.

    (c) This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

    (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page to follow]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BORROWER:                    LYDALL, INC.

By:
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

[Signature Page to Fourth Amendment]

GUARANTORS:                LYDALL THERMAL/ACOUSTICAL, INC.

By:
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

                        LYDALL PERFORMANCE MATERIALS, INC.

By:
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

                        LYDALL INTERNATIONAL, INC.

By:
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

                        SOUTHERN FELT COMPANY, INC.

By:
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

                        LYDALL NORTH AMERICA, LLC

By:
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

[Signature Page to Fourth Amendment]

GUARANTORS:    LYDALL PERFORMANCE MATERIALS, (US) INC.

By:
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

                        LYDALL SEALING SOLUTIONS, INC.

By:
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

                        SUSQUEHANNA CAPITAL ACQUISITION CO.

By:
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

[Signature Page to Fourth Amendment]

bank of america, n.a., as Administrative Agent
By:
Name:
Title:

BANK OF AMERICA, N.A.,
[Signature Page to Fourth Amendment]

as a Lender, L/C Issuer and Swingline Lender

By:
Name:
Title:

    LENDERS:                Wells fargo bank, n.a.,
[Signature Page to Fourth Amendment]

as a Lender

By:
Name:    Barbara A. Keegan
Title:    Senior Vice President

LENDERS:                    jpmorgan chase bank, n.a.,
[Signature Page to Fourth Amendment]

as a Lender

By:
Name:
Title:

LENDERS:                    KEYBANK national association
[Signature Page to Fourth Amendment]

as a Lender

By:
Name:
Title:
LENDERS:                    SANTANDER Bank, n.a.,
[Signature Page to Fourth Amendment]

as a Lender

By:
Name:
Title:
LENDERS:                    TD Bank, n.a.,
[Signature Page to Fourth Amendment]

as a Lender

By:
Name:
Title:
LENDERS:                    WEBSTER BANK, nATIONAL ASSOCIATION,
[Signature Page to Fourth Amendment]

as a Lender

By:
Name:
Title:

[Signature Page to Fourth Amendment]

Exhibit C
Compliance Certificate